UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Nabriva Therapeutics plc

(Name of Registrant as Specified in its Charter)

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November 22, 2021

Dear Nabriva Therapeutics plc Shareholder:

You are cordially invited to our Extraordinary General Meeting of Shareholders (the “EGM”) to be held on Wednesday, December 22, 2021, beginning at 5:00 p.m. Irish time (12:00 p.m., U.S. Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland to consider the proposal set forth below.

Proposal

1.	To grant the board of directors authority under Irish law to allot and issue ordinary shares (including rights to acquire ordinary shares) for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 1).

To transact such other business as may properly come before the EGM or any adjournment thereof.

Proposal 1 is a special resolution, requiring the affirmative vote of not less than 75% of the votes cast (in person or by proxy) at the EGM.

Special Precautions Due to COVID-19 Concerns

Given public health concerns related to COVID-19, the Company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, which we refer to collectively as the Health Authorities, and we have implemented, and will continue to implement, the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. The EGM will be held in accordance with HSE and relevant Health Authority guidance.

Shareholders’ contributions at the EGM are valued, however, shareholders are strongly encouraged to vote their shares by proxy as the preferred means of fully and safely exercising their rights. Personal attendance at the EGM may present a health risk to shareholders and others. In particular, we advise that shareholders who are experiencing any COVID-19 symptoms or anyone who has been in contact with any person experiencing any COVID-19 symptoms should not attend the EGM in person. We may take additional procedures or limitations on meeting attendees, including limiting seating, requiring health screenings and other reasonable or required measures to enter the meeting venue.

In the event a change of venue is necessitated due to public health recommendations regarding containment of COVID-19, which may include the closure of or restrictions on access to the meeting venue, we will communicate this to shareholders with as much notice as possible by press release (which we will also file with the SEC). We recommend that shareholders keep up-to-date with latest public health guidance regarding travel, self-isolation and health and safety precautions.

Recommendation

The enclosed notice of the EGM sets forth the related proposal that will be presented at the EGM, which is described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposal 1, as set forth in the proxy statement.

Thank you for your ongoing support and continued interest in Nabriva Therapeutics.

Very truly yours,

/s/ Daniel Burgess
Daniel Burgess
Chairman of the Board of Directors

This proxy statement and the enclosed proxy card were first made available to shareholders on or about November 22, 2021.

NABRIVA THERAPEUTICS PLC

25-28 North Wall Quay

Dublin 1, Ireland

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

to be held on Wednesday, December 22, 2021

An Extraordinary General Meeting of Shareholders (the “EGM”) of Nabriva Therapeutics plc, an Irish public limited company (the “Company”), will be held on Wednesday, December 22, 2021, beginning at 5:00 p.m. Irish time (12:00 p.m., U.S. Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland, to consider and vote upon the following matter:

1.	To grant the board of directors authority under Irish law to allot and issue ordinary shares (including rights to acquire ordinary shares) for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 1).

To transact such other business as may properly come before the EGM or any adjournment thereof.

Proposal 1 is a special resolution, requiring the affirmative vote of not less than 75% of the votes cast (in person or by proxy) at the EGM. Proposal 1 is more fully described in the proxy statement.

Shareholders of record at the close of business on November 19, 2021 will be entitled to notice of and to vote at the EGM or any adjournment or postponement thereof.

Special Precautions Due to COVID-19 Concerns

Given public health concerns related to COVID-19, the Company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, which we refer to collectively as the Health Authorities, and we have implemented, and will continue to implement, the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. The EGM will be held in accordance with HSE and relevant Health Authority guidance.

Shareholders’ contributions at the EGM are valued, however, shareholders are strongly encouraged to vote their shares by proxy as the preferred means of fully and safely exercising their rights. Personal attendance at the EGM may present a health risk to shareholders and others. In particular, we advise that shareholders who are experiencing any COVID-19 symptoms or anyone who has been in contact with any person experiencing any COVID-19 symptoms should not attend the EGM in person. The Company may take additional procedures or limitations on meeting attendees, including limiting seating, requiring health screenings and other reasonable or required measures to enter the meeting venue.

In the event a change of venue is necessitated due to public health recommendations regarding containment of COVID-19, which may include the closure of or restrictions on access to the meeting venue, we will communicate this to shareholders with as much notice as possible by press release (which we will also file with the SEC). We recommend that shareholders keep up-to-date with latest public health guidance regarding travel, self-isolation and health and safety precautions.

By order of the Board of Directors,

/s/ Daniel Burgess
Daniel Burgess
Chairman of the Board of Directors

Dublin, Ireland

November 22, 2021

YOU MAY OBTAIN ADMISSION TO THE EGM BY IDENTIFYING YOURSELF AT THE EGM AS A SHAREHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON NOVEMBER 19, 2021 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE EGM, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE EGM. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE EGM IS ENTITLED, USING THE PROXY CARD PROVIDED, TO APPOINT ONE OR MORE PROXIES TO ATTEND, SPEAK AND VOTE INSTEAD OF HIM OR HER AT THE EGM. A PROXY NEED NOT BE A SHAREHOLDER OF RECORD.

PURSUANT TO THE COMPANY'S CONSTITUTION, THE EGM MAY BE ADJOURNED IN CERTAIN CIRCUMSTANCES AT THE DISCRETION OF THE DULY ELECTED CHAIRPERSON OF THE EGM WHERE HE OR SHE DECIDES THAT IT IS NECESSARY OR APPROPRIATE TO DO SO, INCLUDING TO GIVE ALL PERSONS ENTITLED TO DO SO A REASONABLE OPPORTUNITY OF VOTING AT THE EGM.

NABRIVA THERAPEUTICS PLC

25-28 North Wall Quay

Dublin 1, Ireland

PROXY STATEMENT FOR THE
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 22, 2021

Important Notice Regarding the Availability of Proxy Materials
for the Extraordinary General Meeting of Shareholders
to be held on Wednesday, December 22, 2021

This proxy statement is available at www.proxyvote.com for viewing, downloading and printing.

Information about the EGM and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “board”) of Nabriva Therapeutics plc (the “Company,” “Nabriva,” “we” or “us”) for use at the 2021 Extraordinary General Meeting of Shareholders (“Extraordinary General Meeting” or the “EGM”) to be held on Wednesday, December 22, 2021, beginning at 5:00 p.m., Irish time (12:00 p.m., U.S. Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland, and at any adjournment or postponement thereof. On November 19, 2021, the record date for the determination of shareholders entitled to vote at the EGM, there were issued, outstanding and entitled to vote an aggregate of 56,719,737 of our ordinary shares, nominal value $0.01 per share (“ordinary shares”). Each ordinary share entitles the record holder thereof to one vote on each of the matters to be voted on at the EGM.

Your vote is important no matter how many shares you own.

Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)	You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card. If you vote by Internet, your use of that system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014, of each of Theodore Schroeder, Daniel Dolan and J. Christopher Naftzger, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your Internet instructions. The internet voting facilities for eligible shareholders of record will close at 11:59 p.m., U.S. Eastern Time, on December 21, 2021.

(2)	You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014, of each of Theodore Schroeder, Daniel Dolan and J. Christopher Naftzger, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your telephone instructions. The telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., U.S. Eastern Time, on December 21, 2021.

(3)	You may vote by mail. You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone. We must receive the completed proxy card by 11:59 p.m., U.S. Eastern Time, on December 21, 2021.

(4)	You may vote in person. If you attend the EGM, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the EGM. Ballots will be available at the EGM.

All proxies that are executed and delivered by mail or in person or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Extraordinary General Meeting of Shareholders in accordance with the shareholders’ instructions. However, if no choice is specified on a proxy as to a proposal, the proxy will be voted in accordance with the board of directors’ recommendation on the proposal as set forth in this proxy statement. All proxies will be forwarded to the Company’s registered office electronically.

How to Change Your Vote

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the EGM by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the enclosed proxy card at a date later than your previous vote but prior to the voting deadline (which is 11:59 p.m., U.S. Eastern Time, on December 21, 2021);

•	signing another proxy card and either arranging for delivery of that proxy card by mail by 11:59 p.m., U.S. Eastern Time, on December 21, 2021, or by delivering that signed proxy card in person at the EGM;

•	giving our Secretary a written notice before or at the EGM that you want to revoke your proxy; or

•	voting in person at the EGM.

Your attendance at the EGM alone will not revoke your proxy.

Shares Held in Street Name

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Proposal 1 is a “discretionary” item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. Because Proposal 1 is considered to be a “discretionary” item under NYSE rules, we do not expect any broker non-votes on Proposal 1.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (November 19, 2021) to be admitted to the EGM. To be able to vote your shares held in street name at the EGM, you will need to obtain a proxy card from the holder of record.

Quorum

One or more Members (as defined in the Company’s constitution) whose name is entered in the register of members of the Company as a registered holder of the Company’s ordinary shares, present in person or by proxy (whether or not such Member actually exercises its/her/his/their voting rights in whole, in part or at all) holding not less than a majority of the issued and outstanding ordinary shares of the Company entitled to vote at the EGM, will constitute a quorum for the transaction of business at the EGM.

Votes Required

Proposal 1 is a special resolution, requiring the affirmative vote of not less than 75% of the votes cast (in person or by proxy) at the EGM.

Abstentions

Shares represented in person or by proxy and which abstain or do not vote with respect to a matter presented for shareholder approval will be counted for purposes of determining whether a quorum is present at the EGM. However, shares that abstain from voting will not be counted as votes cast in favor or against such matter. Accordingly, abstentions will have no effect on the voting on Proposal 1.

Proxy Solicitor

We have retained Georgeson LLC, or Georgeson, to assist in soliciting proxies on our behalf, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication or otherwise. We have agreed to pay Georgeson a fee of $9,500 plus expenses for these services. In addition, we have agreed to indemnify Georgeson against losses arising out of its provisions of these services on our behalf. We have paid and expect to pay other costs of soliciting votes in connection with this proxy statement.

If shareholders need assistance with casting or changing their vote, they may contact Georgeson for assistance at +1-866-856-4733.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this proxy statement, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate, “around” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this report include, among other things, statements about our expectations regarding how far into the future our cash on hand and anticipated revenues from product sales will fund our ongoing operations; the availability and cost of capital to sustain our operations on a longer term basis; the potential extent of revenues from future sales of XENLETA, SIVEXTRO and/or CONTEPO, if approved; our expectations about the impact of the COVID-19 pandemic on our business operations, ongoing clinical trials and regulatory matters; our ability to effectively manage our anticipated growth; our ability to maintain the level of our expenses consistent with our internal budgets and forecasts; and the demand for securities of pharmaceutical and biotechnology companies in general and our ordinary shares in particular. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as result of various important factors, including our ability to successfully implement our commercialization plans for XENLETA and SIVEXTRO and whether market demand for XENLETA and SIVEXTRO is consistent with our expectations, our ability to build and maintain a sales force for XENLETA and SIVEXTRO, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the extent of business interruptions resulting from the infection causing the COVID-19 outbreak or similar public health crises, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. In addition, the forward-looking statements included in this proxy statement represent our views as of the date of this proxy statement. We anticipate that subsequent events and developments will cause our views to change. We do not assume any obligation to update any forward-looking statements, except as required by applicable law.

MATTER TO BE VOTED ON

PROPOSAL 1: BOARD AUTHORITY TO ISSUE ORDINARY SHARES FOR CASH WITHOUT FIRST OFFERING ORDINARY SHARES TO EXISTING SHAREHOLDERS

We are asking our shareholders to empower the board to allot the authorized but unissued ordinary share capital of the Company for cash otherwise than in accordance with the statutory pre-emption right under the Irish Companies Act 2014.

Overview

When an Irish public limited company issues ordinary shares (including rights to acquire ordinary shares) for cash, unless otherwise authorized by shareholders, it is required first to offer those ordinary shares on the same or more favorable terms to existing shareholders on a pro-rata basis, which is commonly referred to as the pre-emption right. Under Irish law, the authority to opt-out of the pre-emption right, which is called the pre-emption opt-out authority, can be granted by shareholders for a maximum period of five years, at which point it must be renewed by shareholders. The opt-out authorization is required as a matter of Irish law and is not otherwise required for other non-Irish, Nasdaq-listed companies with which we compete. Approval of this proposal would merely place us on par with other Nasdaq-listed companies.

Our constitution, which was initially adopted on June 23, 2017 in connection with our redomiciliation from the Republic of Austria to the Republic of Ireland, opted out of statutory pre-emption rights for a period of five years. Similar to many early-stage commercial biopharmaceutical companies, we are not yet able to fund our operations solely from product sales, which has been, in our case, compounded by decreased industry-wide antibiotic sales during the COVID-19 pandemic. Since 2017, we have utilized our existing pre-emption opt-out authority to raise capital to fund our operations as and when needed, and we believe that we have been diligent in making sure that the proceeds raised from our equity financings have been spent efficiently and in the best interests of our shareholders. We expect that we will need to obtain substantial additional funding in connection with our continuing operations.

Our board’s current authority to opt out of the pre-emption right will expire on June 23, 2022. To extend our pre-emption opt-out authority, we are required under Irish law to obtain the affirmative vote of not less than 75% of the votes cast on the matter at the EGM. This super-majority voting requirement under Irish law is very difficult to achieve, and we may fail to achieve the voting threshold even if a significant majority of our shareholders support the proposal. For example, at our recent annual general meeting of shareholders held in July 2021, we received over 67% support of the votes cast on renewing the pre-emption rights opt-out authority. However, we did not receive the affirmative vote of at least 75% of the votes cast as required under Irish law for the passing of special resolutions, which is why we are asking our shareholders again to extend the pre-emption opt-out authority at the EGM.

Specifically, we are asking our shareholders to renew our pre-emption opt-out authority with respect to the issuance of ordinary shares (including rights to acquire ordinary shares) for cash up to a maximum of our existing authorized but unissued ordinary share capital for an additional five-year period from the date of the approval of Proposal 1. Approval of this proposal would not exempt us from applicable Nasdaq requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations.

Consequences if Proposal 1 is Approved or Not Approved

If Proposal 1 is approved, it will renew the authority that enables us to have flexibility for share issuances, including through capital raises, and to fund our operations and anticipated growth as a commercial-stage company. Approval of Proposal 1 would provide us with the flexibility for the capital raising that we believe is necessary for us to continue to execute on our business plans and strategy.

If Proposal 1 is not approved, our ability to raise additional capital and to continue growing our business would be severely limited. For example, in any capital raising transaction after June 23, 2022 where we propose to issue ordinary shares (and/or rights to acquire ordinary shares) for cash consideration, we would be required to first offer those ordinary shares (and/or rights to acquire ordinary shares) to all of our existing shareholders in a time-consuming pro-rata rights offering. This would disadvantage us vis-à-vis our peer companies in competing for capital, would significantly encumber the capital-raising process, would significantly increase our costs and would significantly increase the timetable for completing a cash financing transaction.

Moreover, if Proposal 1 is not approved, we would be limited to issuing only 30,108,794 ordinary shares (or rights to acquire such ordinary shares) for cash and only until June 23, 2022 under our existing authority. Based solely on the last reported sale price of our ordinary shares on Nasdaq on November 19, 2021 of $0.91 per share, and assuming we issue for cash the maximum number of ordinary shares we are currently authorized to issue for cash pursuant to our existing authority, the maximum aggregate gross cash proceeds that we could potentially raise is $27.4 million. As of September 30, 2021, we had cash and cash equivalents, restricted cash and short-term investments of $52.2 million, and as of November 9, 2021, we expected that our existing cash resources would be sufficient to enable us to fund our operations, debt service obligations and capital expenditure requirements substantially through the second quarter of 2022. Even if we were able to sell equity securities to fund our operations up to our current opt-authority, such funds would not be sufficient for us to become and remain profitable. Our inability to raise funds when needed may cause investors to lose confidence in us and raise substantial doubt about our ability to continue as a going concern, which may cause our share price to decline. Therefore, the approval of Proposal 1 is critical to providing us the flexibility to continue to fund our operations and achieve our business objectives.

Required Vote

Under Irish law the resolution in respect of Proposal 1 is a special resolution that requires the affirmative vote of not less than 75% of the votes cast in person or by proxy on the matter at the EGM (including any adjournment thereof) to be approved.

The board of directors is asking our shareholders to vote “FOR” the following special resolution:

“THAT, without limitation to the authority contained in Article 7.2 of the Company’s Articles of Association, the Company’s directors be and are, with effect from the passing of this resolution, hereby empowered pursuant to section 1023 of the Irish Companies Act 2014 to allot equity securities (including rights to acquire equity securities) within the meaning of the said section 1023 for cash up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company as if section 1022(1) of the Irish Companies Act 2014 did not apply to any such allotment provided that this authority shall expire on December 22, 2026 (or such date that is five years after the date shareholders approve this resolution) unless previously renewed, varied or revoked, and provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted (including rights to acquire equity securities) after such expiry and the Company’s directors may allot equity securities (including rights to acquire equity securities) in pursuance of such an offer or agreement as if the power conferred by this resolution had not expired.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of November 19, 2021 by:

•	each of our directors;

•	each of our “named executive officers”;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our ordinary shares.

The percentages in the columns entitled “Percentage of Shares Beneficially Owned” are based on a total of
56,719,737 ordinary shares outstanding as of November 19, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. Our ordinary shares subject to options that are currently exercisable or exercisable within 60 days of November 19, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all the ordinary shares beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Daniel Burgess (1)	19,665	*%
Stephen Webster (2)	15,713	*%
Charles A. Rowland, Jr. (3)	20,793	*%
Carrie Bourdow (4)	13,903	*%
Colin Broom (5)	100,359	*%
Lisa Dalton (6)	2,044	*%
Mark Corrigan (6)	2,044	*%
Steven Gelone (7)	96,232	*%
Theodore Schroeder (8)	214,578	*%
Jennifer Schranz (9)	5,612	*%
All current directors and executive officers as a group (12 individuals) (10)	485,331	*%
5% Shareholder:
Lincoln Park Capital Fund, LLC (11)	4,512,589	7.96%

* Less than one percent.

(1)	Consists of (i) 4,225 ordinary shares and (ii) 15,440 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021.

(2)	Consists of (i) 1,773 ordinary shares and (ii) 13,940 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021.

(3)	Consists of (i) 6,273 ordinary shares and (ii) 14,520 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021.

(4)	Consists of (i) 973 ordinary shares and (ii) 12,930 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021.

(5)	Consists of (i) 22,094 ordinary shares directly owned by Dr. Broom and (ii) 78,265 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021.

(6)	Consists of 2,044 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021.

(7)	Consists of (i) 21,049 ordinary shares, (ii) 74,097 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021 and (iii) 1,086 ordinary shares issuable upon the vesting of restricted share units within 60 days of November 19, 2021.

(8)	Consists of (i) 84,176 ordinary shares, (ii) 128,290 ordinary shares issuable upon exercise of share options exercisable within 60 days of November 19, 2021 and (iii) 2,112 ordinary shares issuable upon the vesting of restricted share units within 60 days of November 19, 2021.

(9)	Consists of (i) 5,612 ordinary shares. On February 24, 2021, Dr. Schranz notified us of her decision to resign from the Company, effective on March 19, 2021.

(10)	Consists of (i) 140,563 ordinary shares and (ii) 341,570 ordinary shares issuable upon exercise of share options within 60 days of November 19, 2021 and (iii) 3,198 ordinary shares issuable upon the vesting of restricted share units within 60 days of November 19, 2021.
(11)	Based solely upon a Schedule 13G filed on November 19, 2021, which sets forth beneficial ownership as of November 18, 2021. Consists of 4,512,589 ordinary shares held by Lincoln Park Capital Fund, LLC (“LPC Fund”). Lincoln Park Capital, LLC (“LPC”) is the Managing Member of LPC Fund. Rockledge Capital Corporation (“RCC”) and Alex Noah Investors, Inc. (“Alex Noah”) are the Managing Members of LPC. Josh Scheinfeld is the president and sole shareholder of RCC, as well as a principal of LPC. Jonathan Cope is the president and sole shareholder of Alex Noah, as well as a principal of LPC. As a result of the foregoing, each of LPC, RCC LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope (i) may be deemed to beneficially own and (ii) have shared voting and shared dispositive power over the 4,512,589 ordinary shares directly held by LPC Fund. Each of LPC, RCC, Mr. Scheinfeld, Alex Noah and Mr. Cope disclaims beneficial ownership of the ordinary shares directly held by LPC Fund, except to the extent of its or his pecuniary interest therein, if any. LPC Funds' address is 440 N. Wells Street, Suite 410, Chicago, Illinois 60654.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the EGM. However, if any other matters are properly presented to the EGM, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials to principals and obtaining their voting instructions. In addition to the use of the mail, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual and Extraordinary Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of such document to any shareholder upon request submitted in writing to us at Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Investor Relations, or by calling (610) 816-6640. Any shareholder who wants to receive separate copies of the proxy materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Shareholder Proposals for 2022 Annual General Meeting of Shareholders

Proposals of shareholders intended to be presented at our 2022 Annual General Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our offices at 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Secretary, no later than March 3, 2022, in order to be included in the proxy statement and proxy card relating to that meeting.

In addition, shareholders who intend to present matters for action at our 2022 Annual General Meeting or nominate directors for election to our board of directors (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our constitution. For such matters under our constitution, proper written notice must be received by the Secretary at our registered office at the address noted above, no earlier than March 3, 2022 and no later than April 2, 2022; except if the date of the 2022 Annual General Meeting is changed by more than thirty (30) days from the first anniversary date of the 2021 Annual General Meeting, the shareholder’s notice must be so received not earlier than one hundred and twenty (120) days prior to such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to such annual general meeting or (ii) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made.

Important Notice of the Internet Availability of Proxy Materials for the Extraordinary General Meeting:

The Notice of Extraordinary General Meeting of Shareholders and this proxy statement are available at www.proxyvote.com for viewing, downloading and printing.

NABRIVA THERAPEUTICS PLC
25-28 NORTH WALL QUAY
DUBLIN 1, IRELAND
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on December 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on December 21, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62738-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NABRIVA THERAPEUTICS PLC

The Board of Directors recommends a vote FOR Proposal 1.

NOTE : Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2021 Extraordinary General Meeting Admission Ticket

2021 Extraordinary General Meeting of
Nabriva Therapeutics plc Shareholders

December 22, 2021, 5:00 p.m. Irish Time
25-28 North Wall Quay
Dublin 1, Ireland

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

D62739-TBD

Notice of 2021 Extraordinary General Meeting of Shareholders
December 22, 2021, 5:00 p.m. Irish Time

Nabriva Therapeutics plc
25-28 North Wall Quay
Dublin 1, Ireland
This proxy is solicited by the Board of Directors

Theodore Schroeder, Daniel Dolan and J. Christopher Naftzger, or any of them, each with the power of substitution, are hereby appointed as proxies, and authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Extraordinary General Meeting of Shareholders of Nabriva Therapeutics plc to be held on December 22, 2021, beginning at 5:00 p.m., Irish Time (12:00 p.m., U.S. Eastern Time) or at any postponement or adjournment thereof.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Theodore Schroeder, Daniel Dolan and J. Christopher Naftzger, please contact our Company Secretary and also note that your nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be cast.

Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1.

In their discretion, the Proxies (and any validly appointed substitute proxy) are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

Continued to the signed on reverse side